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                             THE CHUBB CORPORATION

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     Significant subsidiaries at December 31, 1999 of The Chubb Corporation, a New Jersey Corporation, and their subsidiaries (indented), together with the percentages of ownership, are set forth below.

                                                                                 PERCENTAGE
                                                                 PLACE OF       OF SECURITIES
                          COMPANY                              INCORPORATION        OWNED
                          -------                              -------------    -------------
Federal Insurance Company...................................   Indiana               100%
     Vigilant Insurance Company.............................   New York              100
          Chubb Insurance Company of Australia Limited......   Australia             100
     Pacific Indemnity Company..............................   Wisconsin             100
          Northwestern Pacific Indemnity Company............   Oregon                100
          Texas Pacific Indemnity Company...................   Texas                 100
     Great Northern Insurance Company.......................   Minnesota             100
     Chubb Insurance Company of New Jersey..................   New Jersey            100
     Chubb Custom Insurance Company.........................   Delaware              100
     Chubb National Insurance Company.......................   Indiana               100
     Chubb Indemnity Insurance Company......................   New York              100
     CC Canada Holdings Ltd. ...............................   Canada                100
          Chubb Insurance Company of Canada.................   Canada                100
     Chubb Insurance Company of Europe, S.A. ...............   Belgium               100
Chubb Executive Risk Inc. ..................................   Delaware              100
     Executive Re Inc. .....................................   Delaware              100
          Executive Risk Indemnity Inc. ....................   Delaware              100
               Executive Risk Specialty Insurance Company...   Connecticut           100
               Quadrant Indemnity Company...................   Connecticut           100
Chubb Atlantic Indemnity Ltd. ..............................   Bermuda               100
     DHC Corporation........................................   Delaware              100
          Chubb do Brasil Companhia de Seguros..............   Brazil                 99
Bellemead Development Corporation...........................   Delaware              100
Chubb Capital Corporation...................................   New Jersey            100

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     Certain other subsidiaries of the Corporation and its consolidated subsidiaries have been omitted since, in the aggregate, they would not constitute a significant subsidiary.

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